SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 13, 2009
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 13, 2009, Ashford Hospitality Limited Partnership (the “Operating Partnership”), the operating partnership of Ashford Hospitality Trust, Inc. (the “Company”), purchased a “flooridor” for a notional amount of $2.7 billion with a term commencing October 1, 2009, and ending December 31, 2009. Under this flooridor, the counterparty will make payments to the Operating Partnership when one-month LIBOR (“LIBOR”) is below 2.00% but only down to LIBOR of 1.00% such that the counterparty’s liability is capped at LIBOR of 1.00%. LIBOR is currently 0.24% and if it stays below 1.00% for the entire term of the flooridor, the counterparty’s obligation to the Operating Partnership would be 1.00% of the notional amount of $2.7 billion, calculated on an annual basis, for the term of the flooridor.
     The Company has paid the upfront cost of the flooridor and has no further liability under the flooridor to the counterparty.
     The foregoing summary does not purport to be complete and is qualified in its entirety by the executed Confirmation of Trade related to the flooridor as it will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 14, 2009

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel